Exhibit 99.3
FOR IMMEDIATE RELEASE

HUDSON, N.H., Feb. 27 /PRNewswire-FirstCall/ -- Presstek, Inc. (Nasdaq: PRST), a leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced the appointment of Jeffrey A. Cook as Senior Vice President and Chief Financial Officer.

Mr. Cook served as Chief Financial Officer and CIO of Kodak Polychrome Graphics from 2000 to 2005. He has 29 years of financial leadership experience, including 17 years with various General Electric businesses. Most recently, Mr. Cook had been working on several private equity opportunities in building materials distribution. He replaces Moosa E. Moosa, who is leaving Presstek to pursue other interests.

"We are excited to have Jeff join our management team," said Edward J. Marino, Presstek's President and Chief Executive Officer. "Jeff's 29 years of broad experience as a proactive, business-oriented financial leader will be an asset to Presstek. Jeff brings solid business focus and financial management skills to complement Presstek's strengthening management team. His multinational experience in the graphic arts industry combined with his knowledge of business management processes brings valuable experience to Presstek in this phase of our growth. At the same time, we thank Moosa for his contributions to Presstek and wish him well in pursuing new interests."

"Presstek is uniquely positioned in the graphic arts industry," said Jeffrey A. Cook. "I look forward to being part of a winning team at Presstek and applying my operational experience to help the company execute on its growth strategy."

About Presstek

Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI(R), CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, regarding revenue and profitability and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue; further review and finalization of the Company's results and subsequent audit review of transaction documentation; the ability of the company to meet its stated financial and operational objectives, the company's dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

CONTACTS:
Jeffrey A. Cook
Executive Vice President/        Investor Relations
Chief Financial Officer             (603) 594-8585 x3559
(603) 595-7000                   Email: investorrelations@presstek.com
http://www.presstek.com /
investorrelations@presstek.com